UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

        Date of Report (date of earliest event reported): March 31, 2008

                           Delta Financial Corporation
             (Exact Name of Registrant as Specified in its Charter)

          Delaware                      1-12109                11-33336165
(State or other jurisdiction          (Commission             (IRS Employer
     of incorporation)                File Number)          Identification No.)

             105 Maxess Road, Suite S-124, Melville, New York 11747
               (Address of principal executive offices) (Zip Code)

        Registrant's telephone number, including area code: 631-574-4440

          1000 Woodbury Road, Suite 200, Woodbury, New York 11797-9003
           (Former Address of principal executive offices) (Zip Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors;
Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

      Employment Expiration of CEO and CFO. As of the close of business on March 31, 2008, Hugh Miller's employment as Chief Executive Officer and Richard Blass' employment as Chief Financial Officer expired.

      Appointment of Chief Operating Officer. On March 31, 2008, the Registrant's Board of Directors appointed Steven Baum as a Chief Operating Officer. Steven Baum, age 40, has served in the Registrant's legal department since 1998, where he has been Vice President and Associate General Counsel. In his role as Chief Operating Officer, Mr. Baum's salary will be increased by 33%. Subject to court approval of a proposed employee incentive plan, Mr. Baum will receive an additional incentive bonus equal to 33% of his salary earned through July 31, 2008 or August 15, 2008, depending on the Registrant's requirements.

      Appointment of Directors. On April 2, 2008, Mr. Baum was appointed as a new director.

      Resignation of Directors. On April 3, 2008, the Registrant received resignation letters from all current members of the Board of Directors (as of April 3, 2008) except Sidney A. Miller, Arnold B. Pollard, and Mr. Baum. All of these resignations became effective at the close of business on April 3, 2008.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          DELTA FINANCIAL CORPORATION
                                                  (Registrant)

                                          By: /s/ STEVEN D. BAUM
                                              ----------------------------------
                                          Name:  Steven D. Baum
                                                 -------------------------------
                                          Title: Chief Operating Officer
                                                 -------------------------------

Dated: April 23, 2008